Exhibit 10.38

ADDENDUM

TO

ADCENTER LICENSE, HOSTING AND SUPPORT AGREEMENT

This Addendum is entered into by and between Ask Jeeves, Inc., a Delaware corporation (“Partner”) and LookSmart, Ltd., a Delaware corporation (“LookSmart”) and is an addendum to that certain AdCenter License, Hosting and Support Agreement by and between Partner and LookSmart entered into as of May 16, 2005 (the “Agreement”). This Addendum is effective as of the date Ask Jeeves signs this Addendum and gives the signed document to LookSmart in accordance with Section 12(c) of the Agreement.

Whereas, pursuant to Section 5.c.i. of the Agreement, Partner has requested that LookSmart develop additional features or functions of the AdCenter (known as “AdCenter 1.2”), and LookSmart wishes to do so;

Therefore Partner and LookSmart agree as follows:

1. Project Plan. The project plan for AdCenter 1.2 is attached as Exhibit 1 hereto.

2. Pricing and Payment. Partner agrees to pay the sum of $[***] to LookSmart for AdCenter 1.2, as follows: [***]% of such amount upon signing this Addendum, and [***] % of such amount within ten (10) days after the date on which Ad Center 1.2 may be accessed and used by Partner.

3. Delivery. LookSmart agrees that it will deliver the features/functions to Ask Jeeves and notify Ask Jeeves of such delivery within thirty (30) days after the Effective Date.

4. Warranty. LookSmart warrants that upon delivery to Ask Jeeves, the features/functions it develops under this Addendum will meet the requirements of Exhibit 1, provided that Partner will notify LookSmart within thirty (30) days after Launch of any breach by LookSmart of such warranty. Without limiting the scope or availability of any remedy provided in the Agreement for breach of a warranty in the Agreement, as Partner’s sole and exclusive remedy for breach of the foregoing warranty, upon receiving notice of such breach by Partner, LookSmart shall repair the features/functions to conform to the requirements of Exhibit 1.

5. Except as modified herein, the Agreement shall remain in full force and effect.

Partner		LookSmart, Ltd.

By:	/s/ Daniel E. Caul	By:	/s/ Julie Sullenger
Name:	Daniel E. Caul	Name:	Julie Sullenger
Title:	General Counsel	Title:	VP Publisher Products

[***]	indicates redacted text

Exhibit 1

Ad Center 1.2

Features/Functionality: AdCenter 1.2 will involve 5 features:

a.	Add Searches, Matches, and Raw Partner Payment to the Daily Delivery Files

b.	Add Urchin Tracking to the following pages:

Log-In Page

<https://secure.sponsoredlistings.ask.com/campaigns/submit/initial.jhtml?registerState=4&loginState=5>

Sign-up Page

<https://secure.sponsoredlistings.ask.com/campaigns/submit/initial.jhtml?registerState=7&loginState=8>

Create Account

<https://secure.sponsoredlistings.ask.com/accounts/create.jhtml?createCC=true&state=11>

Estimated Traffic Summary

<https://secure.sponsoredlistings.ask.com/reports/click_data.jhtml?aid=365650&cid=322986>

Billable Traffic Summary

<https://secure.sponsoredlistings.ask.com/reports/index.jsp?aid=365650&llop_sn=ts>

Custom Traffic Report

<https://secure.sponsoredlistings.ask.com/reports/index.jsp?aid=365650&rc_ac=365650&rc_cr=true&llop_sn=cr>

Current Month Summary

<https://secure.sponsoredlistings.ask.com/reports/index.jsp?aid=365650&llop_sn=ts&rc_fd=08/01/05>

Campaign History

<https://secure.sponsoredlistings.ask.com/reports/campaign.jhtml?cid=322986>

Account History

<https://secure.sponsoredlistings.ask.com/reports/account.jhtml?aid=365650>

Billing History

<https://secure.sponsoredlistings.ask.com/reports/billing.jhtml?aid=365650>

c.	Copy changes will be made to FAQs and editorial guidelines

d.	Create a new report, similar to the Keyword Saturation Report, that reports on all keywords

e.	Make the normalized CTR column in the “manage_bids.csv” file customer viewable